EXHIBIT 99.2


                          PRESS RELEASE

                              CONTACT:  Randy Smith (816) 243-2113


FOR IMMEDIATE RELEASE

        VANGUARD ANNOUNCES COMPLETION OF PRIVATE PLACEMENT

KANSAS CITY, MO---September 10, 1996---Vanguard Airlines, Inc. (the "Company") (NASDAQ: VNGDC) announced today that it completed its private placement of units of securities (the "Units"), each Unit consisting of the Company's common stock, par value $.001, and a redeemable common stock purchase warrant. The Company has satisfied the requirements outlined by the Nasdaq Stock Market and believes Nasdaq will grant the Company continued listing on the Nasdaq SmallCap Market.

This press release contains forward-looking statements that
involve risks and uncertainties.   The actual results may differ
significantly from those currently anticipated. Factors that may cause such differences include, but are not limited to, general economic conditions, competition and fuel costs.

Vanguard Airlines, which began service in December 1994 and is headquartered in Kansas City, is a low-price, short- to medium-haul passenger airline providing convenient, scheduled jet service to 10 cities throughout the West, Rocky Mountains and Midwest. Vanguard currently serves Chicago-Midway, Dallas/Ft. Worth, Denver, Des Moines, Kansas City, Los Angeles, Minneapolis/St. Paul, Salt Lake City, San Francisco and Wichita. Vanguard will begin service to Cincinnati and Phoenix on October 3, 1996 and begin service to Seattle on October 10, 1996. In addition, Vanguard operates some charter services. The Company currently employs 568 people and operates a fleet of eight aircraft, consisting two Boeing 737-300s and six Boeing 737-200s.


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